Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint Todd Tuckner, David Kelly, Ella Campi, Gordon Kiesling, Kiye Sakai and Michael Loftus, and each of them, each with full power to act without the others, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form F-4 relating to the registration of securities issued by UBS AG and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that his or her said attorneys-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

Name	Title

/s/ Sergio P. Ermotti Sergio P. Ermotti	Group Chief Executive Officer (principal executive officer)

/s/ Kirt Gardner Kirt Gardner	Group Chief Financial Officer (principal financial officer)

/s/ Todd Tuckner Todd Tuckner	Group Controller and Chief Accounting Officer (principal accounting officer)

/s/ Axel A. Weber Axel A. Weber	Chairman and Member of the Board of Directors

/s/ David Sidwell David Sidwell	Vice Chairman and Member of the Board Of Directors

/s/ Jeremy Anderson Jeremy Anderson	Member of the Board of Directors

/s/ Reto Francioni Reto Francioni	Member of the Board of Directors

/s/ Julie G. Richardson Julie G. Richardson	Member of the Board of Directors

/s/ Isabelle Romy Isabelle Romy	Member of the Board of Directors

/s/ Robert W. Scully Robert W. Scully	Member of the Board of Directors

/s/ Beatrice Weder di Mauro Beatrice Weder di Mauro	Member of the Board of Directors

/s/ Dieter Wemmer Dieter Wemmer	Member of the Board of Directors

/s/ Jeanette Wong Jeanette Wong	Member of the Board of Directors